EXHIBIT 10.6.1

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AMENDMENT TO LICENCE CONTRACT

[************************]

This Amendment to Licence Contract (the “Amendment”) amends, effective as of July 2, 2021 (the “Amended Date”), the Licence Contract Between the European Union and Vulcanos s.r.l. (the “Original Agreement”) entered as of 18 September 2015.

RECITALS

The European Union (the “Union”) and Vulcanos s.r.l. (“Vulcanos”) entered into the Original Agreement as of 18 September 2015. Under the Original Agreement, the Union granted Vulcanos certain license rights for commercialization of the Product (as defined in the Original Agreement) in exchange for payment of royalties by Vulcanos to the Union.

TransEnterix, Inc., a Delaware, USA corporation, through its subsidiary TransEnterix Europe S.à.R.L., subsequently acquired VULCANOS and VULCANOS was renamed TransEnterix Italia s.r.l. (“Licensee”), an Italian company operating at Viale dell'Innovazione 3, 20126 Milano, Italy.

TransEnterix, Inc. was renamed Asensus Surgical, Inc., and operates at 1 TW Alexander Drive, Suite 160, Durham, North Carolina, 27703, USA. TransEnterix Italia s.r.l. was renamed Asensus Surgical Italia s.r.l. and continues to operate at Viale dell'Innovazione 3, 20126 Milano, Italy. TransEnterix Europe S.a.r.l. was renamed Asensus Surgical Europe S.à.R.L.

The Asensus Surgical companies undertook significant projects to, among other things, (a) develop new software as needed for the Product to conform to regulations on software in medical devices, (b) re-design the instruments used with the Products, and (c) enable use of the Product on a greater variety of surgical procedures by developing new instruments for the Product and gaining expanded regulatory clearances in Europe, the United States and elsewhere. In view of the Asensus Surgical companies’ discontinuance of use of the licensed software and their substantial investment in development of the Products, the Union and License now wish to amend the Original License under the following terms and conditions.

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NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the adequacy of which is acknowledged, the Parties agree to amend the Original Agreement as follows:

A.	ARTICLE 3 – Duration, Renewal and Termination

Article 3.2 is hereby replaced in its entirety as follows:

3.2         This Agreement may be terminated at any time by written mutual agreement between the Parties.

Licensee may terminate this agreement on or after [*****************] without cause by giving the Union ninety (90) days’ prior written notice. In such case, an “Early Termination Fee” would be due by the Licensee, corresponding to [****] of the remaining amounts which would otherwise be due as annual minimum royalties for the remaining years of the Agreement if the Agreement had not been terminated early. The Early Termination Fee is payable on an annual basis, at the same time as when the amount of minimum royalties would normally have had to be paid.

Article 3.7 is added as follows:

3.7         The Licensee’s obligation to pay all Deferred Royalties in accordance with the terms of Article 13.7 shall survive termination or expiration of the Agreement until fully paid.

B.	ARTICLE 13 – ROYALTIES

Article 13 is hereby replaced in its entirety as follows:

13.1       In consideration for the granting of the licence, the Licensee shall pay royalties to the Union for the exploitation of the Technology and the Patents, in accordance with the mechanisms and principles described in the following paragraphs.

13.2       [Intentionally left blank]

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13.3       Royalty-bearing Products. The Licensee undertakes to pay the Union an annual royalty fee calculated on the Sale prices of the Product, as follows:

For each calendar year 2020 through termination of the Agreement, [****] on Sale Price, payable in accordance with Article 13.7.

13.4       Minimum royalties. The Licensee shall pay to the Union the following minimum royalties, regardless of the number of Products actually sold and/or commercialized:

●	For each of calendar years 2020, 2021, and 2022: [***********];

●	For calendar year 2023 and every year thereafter until the termination of the Agreement: [***********];

However, the Licensee is entitled to off-set such minimum royalty payments from the annual royalty payments due from sales of the Product established in Article 13.3.

The minimum annual royalty is due entirely for each year started even in the case where the Agreement is terminated at the initiative of the Licensee as foreseen in Article 3. It is due at the end of each corresponding calendar year (e.g.[***********] by December 31, 2021), being understood that the Union shall send an invoice corresponding to the amount to be paid.

The Parties agree that the minimum royalty payment in the amount of [***********] due for the year [2019], but not yet paid to the Union, will be paid according to the following schedule:

[***********] by a date to be mutually agreed on, which shall be no later than thirty days from the date from the Amended Date

[***********] by 31 December [****]

[***********] by 31 December [****]

13.5       Calculation of royalties. The amount taken as a basis to calculate the Sale price and royalties due by the Licensee is the amount of Net sales on a yearly basis, starting on the anniversary date of the Effective Date, as such Net sales are reflected via the Sale price.

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Calculations are made on a calendar basis (i.e. from January 1 to December 31).

If the Products are not sold via a transfer of ownership to the buyer but rather made available via operative leasing (noleggio, with the right to acquire the ownership of the Product at the end of the leasing period against payment of a nominal final amount (the “Final Amount”), the amount to take into account as the Sale price in Section 13.7 and 13.8 shall be the yearly amounts payable, year after year, and the royalties shall be due on a pro-rata temporis basis at the end of each year (e.g. noleggio of [******], Licensee shall pay to the Union [***] of the total royalties at the end of each year), provided that (1) for leasing contracts having a payment term of longer than [*] years, the total amount of royalties based on the yearly amounts payable have to be paid within a maximum of [*] years and (2) Licensee will pay the Union an additional royalty based on the Final Amount at the end of the year in which the Final Amount is paid to Licensee. It is understood that if the customer pays through the operative leasing immediately the entire price, Licensee shall pay the Union the whole amount of the royalties at the end of the relating year.

If the Products are neither sold nor made available via leasing but via renting (temporary right to use the Product against payment of a periodical fee, for a determined or undetermined period of time, with no contractual mechanism foreseen to acquire the ownership of the Product at the end of the contractual period) , or if the Products are made available via any other form of commercialisation of the Products, the amount to take into account as the “Sale price” in Section 13.7 and 13.8 shall be the [****************************] payable by the customer and the royalties shall be due on a pro-rata temporis basis at the end of each year (e.g. renting of [*] year, Licensee shall pay to the Union [***] of the total royalties at the end of each year), provided that for rental contracts having a payment term of longer than [*] years, the total amount of royalties have to be paid within a maximum of [*] years. It is understood that if the customer pays through the renting immediately the entire price, Licensee shall pay to the Union the whole amount of the royalties at the end of relating year.

It is understood that no royalties will be due for [*************************************************] decided in good faith by Licensee.

In case of revenues generated via sublicenses granted by the Licensee, the amounts to be taken into account for the calculation of the royalties due to the Union will be based on the turnover of the sublicensee related to the sale and commercialization of the Product.

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In case of revenues generated by sales via a distributor, since the royalties payable to the Union per Product are likely to be inferior when the Product is sold to a final customer via a distributor, the following principles shall apply:

[******************************************************************************************************************************]

[******************************************************************************************************************************]

For the avoidance of doubt and as per article 2.3., for Products sold outside the Territory, Licensee shall pay [*****] of the royalties it would pay for Products sold in the Territory, to compensate for the use of the Intellectual Property Rights in the Territory .

13.6       The payment shall be made in Euro, all costs of the payment being borne by the Licensee. Late or non-payment by the Licensee's customers has no influence on the amount of the royalties due. All payments will be made to a bank account of the Union to be advised by the Commission.

Each statement will, as is the case, bear the following references:

- 'payment due under Article 13 of the contract [*************************]

period of reference from ....to . ...'

13.7 Royalty Payment Schedule

Payment of the royalties prescribed under Section 13.3 shall be made according to the following schedule:

●	Royalties payable for Products sold or commercialized in each of calendar years [*******************]:

■

[****] on the Sale price, offset by the minimum royalty paid for the corresponding year, shall be paid following receipt of the Commission’s invoice early in the subsequent calendar year, as set forth in Article 13.8, and

■	the remaining [****] on the Sale price (the “Deferred Royalties”) shall be paid according to the True-Up Schedule detailed below

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●	Royalties payable for Products sold or commercialized in each of calendar years from [****] through termination of the contract:

■

[****] on the Sale Price, offset by the minimum royalty paid for the corresponding year, shall be paid following receipt of the Commission’s invoice in the following calendar year, as set forth in Article 13.8, and

■	the remaining [****] Deferred Royalties shall be paid according to the True-Up Schedule detailed below.

The Deferred Royalties will give rise to a late payment interest, which will correspond to the rate applied by the European Central Bank to its principal refinancing operations, as published in the C series of the Official Journal of the European Union, in force on the first calendar day of the month in which the amount is due, increased by one and a half percentage point, and which will be calculated as from the first day of the subsequent calendar year.

For the purpose of this agreement, the Deferred Royalties for each corresponding year will start to generate interests as from the first day of the subsequent calendar year (i.e., the royalties payable for products sold in 2021 bear interests as from 1st January 2022).

Notwithstanding the foregoing, the Licensee may in its sole discretion elect to pay the full [****] royalty due for any given year in lieu of deferring a portion as Deferred Royalties.

True-Up Schedule    The Licensee will track the accumulated balance of the Deferred Royalties for each calendar year, as described in Article 13.8. For each calendar year following termination of the license until the Licensee has fully paid the accumulated balance, Licensee will pay to the Union (i) a minimum payment of [***********] by December 31 of such calendar year; and (ii) a percentage payment of [***] on the Sale price for such calendar year, less the minimum royalty paid under (i), following receipt of the Commission’s invoice early in the subsequent year. The amounts paid under (i) and (ii) of this paragraph will be credited against the accumulated balance of the Deferred Royalties.

13.8 Annual Reports The Licensee shall submit to the Commission, by the 31st January of each year, a report for the preceding calendar year detailing the Net sales during that calendar year, and the Sale price per Product.

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Said report shall enclose a list of the customers and their country of residence, the number of each invoice, the date and the related amount so invoiced. The report shall also specify if the Products were made available via a sales contract, a leasing contract or otherwise. The report shall show the quantity, description and price of the Products sold and be sufficiently detailed to ascertain payments due under this Agreement, including mechanisms used to come to the amount of royalties presently due for the corresponding year and the amount of the Deferred Royalties for the corresponding year, and taking into consideration the minimum royalties which have already been paid for the corresponding year. The report shall also show the accumulated balance of the Deferred Royalties.

The Licensee shall keep separate records relating to the Sales of the Product showing the quantity, description and price of the Products sold and being sufficiently detailed to ascertain payments due under this Agreement. The Commission shall have the right, once a year, to inspect and determine the correctness of the bookkeeping and its consistency with the general bookkeeping of the Licensee either by its own services or through a licensed auditor. The costs for such an audit shall be borne by the Union, but in case of discovery of discrepancies of more than 5%, they shall be borne by the Licensee.

Payments due under the present Article shall be made within thirty (30) days of receipt of the Commission's invoice.

C.	ARTICLE 19 – Administrative provisions

The address for communications to the Licensee shall be replaced with the following:

Asensus Surgical Italia, s.r.l.

[********************************************]

To the attention of:

Director

With a copy to:

Asensus Surgical, Inc.

1 TW Alexander Drive, Suite 160

Durham, NC 27703 US

To the attention of:

Chief Executive Officer, [*********************]

Chief Legal Officer, [*********************]

Vice President – Intellectual Property, [******************]

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D.	PARENT GUARANTEE LETTER

Licensee shall, contemporaneously with the delivery to the Union of its signed copy of this amendment, and in any event no later than 7 days from the Amended Date, submit a signed parent company guarantee letter to the Union in substantially the form attached as ANNEX A. Should such guarantee letter not be provided within 7 days from the Amended Date, Licensee will be in breach of its contractual obligations, with all contractual and legal consequences attached thereto, including as the case may be regarding possible damages for the Union in accordance with the applicable law; in addition, in such case, the initial guarantee letter provided under the Original Agreement would remain valid and the Union would be entitled to claim all its rights and benefits stemming from the Original Agreement, both against the Licensee and, on the basis of the initial guarantee letter, against Transenterix Inc. (now Asensus Surgical, Inc.), i.e. the entity which signed the guarantee letter.

E.	GOVERNING LAW

This Amendment shall be governed by and construed in accordance with the law of the European Union, complemented where necessary by the substantive laws of Belgium. Any dispute between the Parties resulting from the interpretation or application of this Agreement which it has not been possible to settle amicably shall be submitted to the jurisdiction of the General Court of the European Union in Luxembourg.

[signature page follows]

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IN WITNESS WHEREOF, the authorized representatives of the parties hereto have signed this Amendment as of the Amended Date set forth above.

For the LICENSEE	For the UNION

Date: 6 July 2021	Date: 14 October 2021

By: /s/ Anthony Fernando Anthony Fernando Director	By: /s/ Stephen Paul James Quest Printed Name: Stephen Paul James Quest Title:

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ANNEX A – Form of Parent guarantee letter

[DATE]

European Commission

Joint Research Centre (JRC)

[*********************************************************]

1 July 2021

By international courier anticipated by e-mail

Re: Contract [************************] - irrevocable parent company guarantee

Dear Sirs,

With reference to the contract [************************] signed between the Union and Vulcanos s.r.l. (now TransEnterix Italia, s.r.l.) on 18 September 2015 and amended as of 2 July 2021 (the "Contract"), the undersigned Asensus Surgical, Inc. (formerly named TransEnterix, Inc.), a corporation of the State of Delaware in the United States, with its office at 1 TW Alexander Drive, Suite 160, Durham, North Carolina 27703 , USA personally and irrevocably guarantee with all its assets the fulfilment of the obligations of the Licensee, as defined in and provided by the Contract.

More in particular, the undersigned:

a)         guarantees the due performance of the payment by the Licensee of all royalties due to the Union (minimum royalties and any other royalties) pursuant to the Contract, as and when such royalties become due;

b)         agrees to be jointly and severally liable for the due respect of the above payment obligation, should the Licensee fail to perform in accordance with its payment obligations, including if such failure originates from insolvency, liquidation, bankruptcy, administration or any equivalent form of dissolution, composition or incapacity of the Licensee.

This guarantee is valid until the expiration or termination of the Contract and in any case until all the obligations provided by the Contract will be duly fulfilled by the Licensee.

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED, AS INDICATED WITH “*” AND BRACKETS, BECAUSE THE INFORMATION IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

This guarantee shall be governed by and construed in accordance with the law of the European Union, complemented where necessary by the substantive laws of Belgium.

Any dispute resulting from the interpretation or application of this guarantee which it has not been possible to settle amicably shall be submitted to the jurisdiction of the General Court of the European Union in Luxembourg.

Best regards,

Asensus Surgical, Inc.

Name: Anthony Fernando

Title: President and Chief Executive Officer